Exhibit 10.15

ETELOS, INC.

1900 O’Farrell Street

Suite 320

San Mateo, CA 94403

May 2, 2008

Enable Growth Partners LP One Ferry Building, Suite 255 San Francisco, California 94111 Attn: Brendan O’Neil	Pierce Diversified Strategy Master Fund LLC, Ena One Ferry Building, Suite 255 San Francisco, California 94111 Attn: Brendan O’Neil

Enable Opportunity Partners LP One Ferry Building, Suite 255 San Francisco, California 94111 Attn: Brendan O’Neil

Re:          Beneficial Ownership Limitation

Dear Mr. O’Neil:

Reference is made to that certain Securities Purchase Agreement, dated as of August 28, 2007, by and among Etelos, Inc. (successor to Etelos, Incorporated) (the “Company”) and each of Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena (each, a “Holder” and such agreement, the “Purchase Agreement”) and those certain 6% Convertible Senior Subordinated Notes (“Notes”) and Warrants (“Warrants”) issued pursuant thereto.

The Company and Holder agree that the Company shall not effect any conversion of the Note or exercise of the Warrant, and a Holder shall not have the right to convert any portion of the Note or the Warrant, to the extent that after giving effect to the conversion or exercise thereof, as the case may be, set forth on the applicable Notice of Conversion or Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of the Note beneficially owned by the Holder or any of its affiliates, (B) exercise of the remaining, unexercised Warrant beneficially owed by the Holder or any of its affiliates and (C) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein

(including, without limitation, any other Debentures or Warrants) beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder (the “Exchange Act”).  To the extent that the limitation contained in this agreement applies, the determination of whether the Debenture is convertible or Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which principal amount of the Debenture is convertible or Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion or Notice of Exercise shall be deemed to be the Holder’s determination of whether the Debenture may be converted or Warrant may be exercised (in relation to other securities owned by the Holder together with any affiliates) and which principal amount of the Debenture is convertible or Warrant is exercised in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion or Notice of Exercise that such notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act.  For purposes of this agreement, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Debenture or Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Debenture and Warrant held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this agreement, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Debentures or exercise of the Warrants held by the Holder and the provisions of this agreement shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this agreement to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Debentures and Warrants.

This letter agreement shall be governed by and construed in accordance with the terms set forth in the Purchase Agreement.

This letter agreement may be executed in one or more counterparts, each of which shall be considered an original document.  This letter agreement may be delivered by facsimile or electronic format, which shall be deemed an original counterpart for all purposes.

Sincerely,

ETELOS, INC.

By:	/s/ Jeffrey L. Garon
Name: Jeffrey L. Garon
Title: President and CEO

Accepted and Agreed to:

ENABLE GROWTH PARTNERS LP

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil
Title: President and Chief Investment Officer

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil
Title: President and Chief Investment Officer

PIERCE DIVERSIFIED STRATEGY MASTER FUND LLC, ENA

By:	/s/ Brendan O’Neil
Name: Brendan O’Neil
Title: President and Chief Investment Officer